Exhibit 2

JOINT FILING AGREEMENT

July 16, 2021

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Krispy Kreme, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 16, 2021.

BDT CAPITAL PARTNERS, LLC

By:	/s/ Byron D. Trott
Name:	Byron D. Trott
Title:	Chairman and Chief Executive Officer

BEECH SHARES HOLDINGS, LLC

By:	/s/ Byron D. Trott
Name:	Byron D. Trott
Title:	Chief Executive Officer

BDTCP GP II-A, L.P.

By:	BDTCP GP II, Co.
Its:	General Partner

By:	/s/ Byron D. Trott
Name:	Byron D. Trott
Title:	Chief Executive Officer

BDTCP GP II, Co.

By:	/s/ Byron D. Trott
Name:	Byron D. Trott
Title:	Chief Executive Officer

BDTCP INVESTMENTS 2018, LLC

By:	/s/ Byron D. Trott
Name:	Byron D. Trott
Title:	Chief Executive Officer

BDT & COMPANY HOLDINGS, L.P.

By:	BDTP GP, LLC
Its:	General Partner

By:	/s/ Byron D. Trott
Name:	Byron D. Trott
Title:	Chief Executive Officer

BDTP GP, LLC

By:	/s/ Byron D. Trott
Name:	Byron D. Trott
Title:	Chief Executive Officer

BYRON D. TROTT

/s/ Byron D. Trott